Exhibit 99

COVENANT TRANSPORTATION GROUP ANNOUNCES EXPECTATIONS CONCERNING THIRD QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – September 11, 2014 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today its expectations regarding financial results for the third quarter of 2014.

Financial and Operating Results

Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “Strong operating metrics for the first two months of the quarter have caused us to increase our financial expectations for the quarter. For the third quarter of 2014, we expect to report consolidated net income in a range of $0.05 to $0.11 per diluted share. These expected results include the additional reserve for a cargo claim of $0.29 to $0.33 per diluted share related to an adverse judgment regarding a 2008 cargo claim that we announced on September 2, 2014. On a non-GAAP basis, without the additional reserve for this cargo claim, we expect to report consolidated net income in a range of $0.35 to $0.40 per diluted share. These expected results compare to reported consolidated net income of $0.13 per diluted share for the third quarter of 2013.

“The expected significant improvement in earnings per diluted share, excluding the additional cargo claim reserve, should relate primarily to higher freight revenue per tractor (excluding fuel surcharge revenue) in our asset-based business, lower costs of fuel (net of fuel surcharge recovery), partially offset by higher salaries, wages and related expenses from increased employee pay adjustments since the third quarter of 2013. During July and August, we experienced a significant increase in demand, particularly in our expedited team-driver operations, which supported higher than expected freight revenue per mile (excluding fuel surcharge revenue) and miles per tractor. Although not at the levels of August, we have continued to experience strong freight demand thus far in September for our service offerings. In addition, our fleet had grown to 2,614 trucks at the end of August, a 50 truck increase from our reported fleet size of 2,564 trucks at the end of June. We will remain focused on our professional drivers and the needs of our customers going forward."

The Company plans to release its third quarter earnings after 4:00 p.m. Eastern time on Tuesday, October 21.  The Company also plans to hold a live conference call to discuss its third quarter earnings release on Wednesday, October 22, at 10:00 a.m. Eastern time.  For additional financial and statistical information regarding the Company, please visit our website at www.ctgcompanies.com/investor-relations.

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry. The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “appears,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share, categories of expenses impacting expected results, and revenue improvement, among others, are forward-looking statements.  Such items have not been subjected to all the review and audit procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review and audit process; differences between estimates used in establishing and adjusting accruals and reserves and actual results; the completion of all review and audit procedures and preparation of financial statements in accordance with generally accepted accounting principles; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time (including with respect to the adverse judgment on the 2008 cargo claim announced in the third quarter of 2014), adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Senior Vice President and Chief Financial Officer	(423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant	(423) 463-3357
perkim@covenanttransport.com

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